UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 6, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 7, 2008.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; legal, regulatory, or political issues related to our data center in China; the potential impact of market volatility on revenue from asset-based fees; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we projected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: June 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through June 5, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Capital Spending

1.              Cap ex has ranged between 1.5% and 4.3% of revenue over the past four years. Is it reasonable to expect expenditures to be in that range, with variances driven by seasonal factors, internal investment shifts, and variance in top-line growth?

In keeping with our policy of not making forecasts, we don’t specify an expected range of capital spending as a percentage of revenue. We do disclose an expected amount of capital spending for the upcoming year in our annual 10-K and first-quarter 10-Q, and we’ve said that we anticipate that our capital expenditures in 2008 will be significantly higher than in previous years because of the build-out of our new office space in Chicago. We expect to make capital expenditures of approximately $55 million in 2008, including about $40 million in gross spending for the build-out of the new office space. A portion of the capital expenditures will be offset by $11 million in tenant improvement allowances.

The bulk of our capital spending is for leasehold improvements and computer equipment, and the amount of capital spending in a given year mostly depends on the amount we decide to invest in these two areas to support our long-term business strategies. Seasonal factors and changes in top-line growth don’t really affect our level of capital spending.

2.              Is it possible to lay out the expected free-cash flow effects of the new office building for this year and going forward? Apologies if you have done this before.

As mentioned in our response to the previous question, we expect to spend about $40 million gross in 2008 for the build-out of our new office space in Chicago, or $29 million after accounting for the tenant improvement allowances we expect to receive.

The table below (excerpted from our 10-K) shows our minimum future rental commitments due in each of the next five years and thereafter for all non-cancelable operating leases. These commitments are primarily for office space and include all of our global facilities, including our new headquarter in Chicago.

Minimum Future Rental Commitments	($000)
2008	$7,427
2009	7,533
2010	13,013
2011	12,302
2012	10,454
Thereafter	90,540
Total	$141,269

Non-U.S. Business

3.              In the US you built your business from the individual investor and advisor up to institutions. But overseas it seems that you are going the opposite route with most of the business (at the start) being driven by data licensing to different types of institutions and later efforts moving toward analysis for individuals and advisors. What challenges are posed by this differing strategy overseas and what might its longer-term implications be?

Your summary of our approach to building our business outside of the United States is pretty much on target. We are taking a different approach in most markets outside of the United States partly because there needs to be an active investing and ownership culture in order for us to sell products to individual investors. In some (but not all) countries outside the United States, the investing culture is still developing. For example, in some European markets, investors tend to hold a larger percentage of their assets in cash and fixed-income securities, with less direct ownership of stocks and stock-based mutual funds. On the other hand, in Australia equity ownership levels are similar to those in North America, so our individual investor business is well-developed. Overall, though, the majority of our non-U.S. revenue is currently from the Institutional and Advisor segments.

One challenge we face with this strategy is that in the United States, the products we develop for individual investors create pull demand and brand recognition among advisors and institutions. It may be more difficult to establish a well-known brand outside of the United States without a widespread retail presence. That’s one of the reasons that we’ve established Web sites for individual investors in numerous markets outside of the United States. We also plan to continue expanding our fund analyst teams around the world.

As far as the long-term implications, we may need to invest more in sales and marketing outside of the United States and/or conduct additional research to tailor our products to the needs of the local market at the individual investor level. Despite these challenges, we think our approach makes sense given the current structure of most markets outside the United States.

Product Pricing

4.              Can you lay out the current prices/fees you charge for:

•                  Advisor Workstation

•                  Morningstar Direct

•                  Investment Consulting

•                  Morningstar.com

•                  Licensed Data

•                  Morningstar Managed Portfolios

•                  Retirement advice

We provide information about pricing for our major products in the 10-K, but we’ll give you a brief summary here to make things easier.

Morningstar Advisor Workstation: Pricing for the Enterprise Edition varies based on the number of users, as well as the level of functionality offered, and generally ranges between $80 and $2,975 per licensed user. The prices at the low end reflect tools-only enterprise licenses for a small subset of the software, while the high end reflects what we charge an independent financial advisor for access to the full range of Advisor Workstation functionality. We generally charge $5,400 per user for an annual license for Office Edition.

Morningstar Direct: Pricing for Morningstar Direct is based on the number of licenses purchased. We charge $16,000 for the first user, $10,500 for the second user, and $8,000 for each additional user.

Investment Consulting: Pricing for the consulting services we provide through both Morningstar Associates and Ibbotson Associates varies is based on the scope of work and the level of service required. In the majority of our contracts, we receive asset-based fees, reflecting our work as a portfolio construction manager or subadvisor for a mutual fund or variable annuity.

Morningstar.com: We currently charge $16.95 for a monthly subscription, $159 for an annual subscription, $269 for a two-year subscription, and $369 for a three-year subscription for Morningstar.com’s Premium service in the United States.

Licensed Data: Pricing for Licensed Data is based on the number of funds or other securities covered, the amount of information provided for each security, and the level of distribution.

Morningstar Managed Portfolios: We charge asset-based fees for Morningstar Managed Portfolios. The management fee is based on a tiered schedule that depends on the client’s average daily portfolio balance and generally ranges from 0.20% to 0.40% of assets.

Retirement Advice: We offer two Retirement Advice offerings that help retirement plan participants plan and invest for retirement: Morningstar Retirement Manager, a service of Morningstar Associates, LLC, and Advice by Ibbotson, a service of Ibbotson Associates, Inc.  Both companies are registered investment advisors and wholly owned subsidiaries of Morningstar, Inc. Pricing in both areas depends on the number of participants, as well as the level of service we provide.

5.              Can [you] discuss how often your pricing is reviewed and how prices for your various key products have evolved over time?

We typically review our product pricing about once a year for subscription-based products, or prior to the contract renewal date for multi-year contracts. When evaluating our pricing, we look at pricing levels for competing products, the value that we provide to our clients, and our analysis of how the product fits in with the other products and services we provide for various customer segments. Typically we’ve moderately increased prices on most of our products every year or two.

MORN Stock Ownership

6.              According to the Security Ownership Table as of 3/1/08 in the recent proxy report, director Frank Ptak (appointed 2/07) does not beneficially own any shares and director Bill Lyons (appointed 9/07 after the last annual meeting) owns 1,000 shares. According to the discussion in the Directors’ Compensation Equity-Based Compensation section, new non-employee directors in lieu of receiving an annual grant of restricted stock units, receive an initial grant of restricted stock units covering shares with a value of $250,000 at grant and vesting over a period of three years. Where is this stock ownership in the case of Frank Ptak? Is Bill Lyons’ ownership properly represented?

The security ownership table reflects share ownership only for restricted stock units that had already vested as of April 30, 2008. Because Frank Ptak’s restricted stock units vested on May 15, 2008, they were not included in this table. Bill Lyons purchased Morningstar’s common stock in a separate transaction, and his ownership interest is properly represented in the table.

Recurring Revenue

7.              What percentage of your revenue would you define as recurring and how has that percentage shifted over the past five years?

Although we no longer calculate a total for recurring revenue, we do disclose information on retention and renewal rates. We estimate that about 20% of our 2007 revenue was from subscription-based products, which have average retention rates in the range of 65% to 70%. Close to three-fourths of our 2007 revenue was from contract-based products (including contracts where we’re paid asset-based fees), with an average renewal rate ranging from 95% to 100%.

Overall, we believe that recurring revenue continues to account for a substantial percentage of our company-wide revenue.

We previously disclosed that recurring revenue (which we defined as the sum of renewal revenue and walk-in revenue) totaled about 83.8% of revenue excluding acquisitions in 2006, compared with 82.8% in 2005, 74.6% in 2004, and 77.4% in 2003.

Concentration of Revenue by Client

8.              You’ve disclosed that your biggest customer is less than 10% of revenue. What percentage does that customer make up? Is it correct to say that life insurers comprise the majority of your five largest customers or are they fund companies, brokers, etc.?

Our largest customer in 2007 made up less than 5% of consolidated revenue. It is correct to say that insurance companies make up more than half of our five largest customers, although we also have large clients that are asset management companies, brokerage firms, and other types of institutions.

Valuation Metrics for Acquisitions

9.              What are the relevant valuation metrics for your various acquisitions? Can you review the metrics you paid in recent deals for which the purchase price was disclosed?

It’s been our practice to disclose the purchase price for acquisitions but not valuation metrics such as price as a multiple of sales. We typically don’t break out revenue separately for each acquired operation; instead, we report combined revenue from acquisitions in our quarterly financial reports.

We focus intently on valuation during our due-diligence process, and we create detailed valuation models when considering potential acquisitions.

Employee Headcount

10.       Could you provide an employee headcount by business unit, even at the Individual, Advisor, Institutional levels? Is it possible to see how that headcount has evolved in the different units over time?

Over the past three years, headcount for our Institutional segment has made up the largest portion of our total headcount, and the percentage has increased because of employees added with our acquisition of the fund data business from Standard & Poor’s as well as continued growth in our data processing and development center in Shenzhen, China. The Advisor segment is the next-largest segment based on headcount, followed by the Individual segment and corporate area.

Compensation Expense

11.       Is it possible to disclose compensation as a percentage of revenue for each of the past five years? Is it also possible to break this number out rather than embedding it in operating expenses since it’s the largest overall expense item?

We don’t report a separate expense category for compensation, but a large portion of the expense recorded in all of our expense categories consists of compensation-related expense, including salaries, bonuses, commissions, and other compensation-related costs.

Revenue from Fund Companies

12.       What percentage of your revenue comes from fund firms whose firms [funds] you rate?

Keep in mind that we provide quantitative ratings on all mutual funds that have at least three years of performance history. This means that pretty much any fund company with which we do business has funds with Morningstar Ratings. The Morningstar Rating for mutual funds is based on a quantitative measure of a fund’s historical performance and risk relative to funds with similar investment profiles. The amount of business we do with a particular fund company has no bearing on the ratings its funds receive, and the Morningstar Rating does not incorporate any analyst input.

We don’t break out revenue by client type. But in total, about 53% of our consolidated revenue in 2007 was from the Institutional business segment. This segment includes revenue from a variety of institutional clients, including fund companies, insurance companies, banks, brokerage firms, media outlets, and retirement plan sponsors and providers.

13.       I am wondering about conflicts within Morningstar.  It seems easy on 1 star and 5 star funds to rate a funds’ performance (star rating).  However, in the middle, what kind of sway is there for the 2, 3, or 4 star rated funds relative to advertising that a large firm may pay for on your website versus a small firm that cannot afford to advertise on your site.  In other words, what prevents an analyst from being biased by a large fund’s advertising?  Has it ever happened?  If it were to occur, how would it be handled?  You are moving to a new location, how will the analysts be segregated from the other parts of the business?

As we mentioned in our response to the previous questions, the Morningstar Rating is a quantitative measure. The Morningstar Rating for mutual funds, commonly called the “star rating,” brings both performance and risk together into one evaluation. We rank funds within their categories according to their risk-adjusted return (after accounting for all sales charges and expenses), and assign stars based on a classic bell-shaped curve with the largest section in the center. The 10% of funds in each category with the highest risk-adjusted return receive five stars, the next 22.5% receive four stars, the middle 35% receive three stars, the next 22.5% receive two stars, and the bottom 10% receive one star. We rate funds for up to three periods—the trailing three, five, and 10 years—and calculate an overall rating based on a weighted average of the ratings for each period. We recalculate star ratings monthly.

In addition to the quantitative Morningstar Rating, we conduct a variety of qualitative research on mutual funds. Independence is at the heart of what we do, and all Morningstar employees are required to adhere to our Employee Code of Ethics and our Securities Trading Policy. In addition, we maintain a strict line of separation between our analysts and the sales teams. With few exceptions, sales personnel are prohibited from setting up meetings between analysts and clients or potential clients. In addition, our analysts may not disclose the content of their reports to any outside parties before publication.

For more information on the policies we have in place to protect our analysts’ independence, you can refer to the Code of Ethics posted on our corporate site at the link below:

http://corporate.morningstar.com/US/documents/PR/CodeOfEthics.pdf

Our retail fund and stock analysts will be physically separate from our consulting units and sales and marketing teams in our new corporate headquarters (as they are now).

Effective Tax Rate

14.       Tax rate: It seems that the company’s tax rate has gotten more consistent of late. Is there a run-rate or range investors should expect?

We’re not going to give you a specific answer on this for two reasons: 1) we don’t give financial forecasts, and 2) it would be difficult to pinpoint a future tax rate with any level of precision if we did. We expect our tax rate to continue to vary based on a variety of factors, including the mix of earnings and losses in our international operations, the impact of tax-law changes, and tax planning strategies.

Potential Developments in Data Business

15.       Does the eventual/expected sale of Bloomberg pose a threat to your business, i.e. if the business was purchased by a large rival in the data business like Reuters? Obviously the value of Bloomberg is large, but is that an asset that could dovetail with the institutional/advisor portions of your company?

We can’t speculate about whether the sale of Bloomberg is expected or eventual (or any other transactions that other companies might undertake). We believe that we’re pursuing a sound strategy and will continue to have many opportunities available to us regardless of any transactions that take place among other companies.

Also, we have historically had a different focus from Bloomberg and Reuters. We have typically focused more on fundamental analysis and portfolio tools as opposed to news and real-time data. As a results, we would not view any transaction involving companies that focus more on news and real-time data as a large competitive threat, although these assets could be viewed as complementary to our business.

Investment Consulting

16.       For the investment consulting market, can you estimate your market share and name your leading competitors? Relative to those competitors, does your investment consulting clientele lean toward specific types (e.g. corporate pensions, government pensions, university endowments) or size groups (e.g. small, mid-market, large)?

We don’t have data on the size of the investment consulting market based on revenue, but we estimate that we have roughly a 6% share of assets under advisement or management within the funds of funds arena. Our combined assets under advisement or management for Investment Consulting, managed retirement accounts, and Morningstar Managed Portfolios totaled about $113 billion as of year-end 2007. Cerulli Associates estimates that total assets in this area were about $1.9 trillion as of the same date.

Some of our major competitors on the investment consulting side include Lipper, Frank Russell, Mercer, and Wilshire, as well as some smaller firms in the retirement consulting business. Many of our Investment Consulting clients are large insurance or asset management companies. We tend to focus less on other channels such as pensions and endowments, although we do have business in these areas.

17.       How much of the asset under advisement organic growth in 2005, 2006, and 2007 can be attributed to: 1) contract conversion from flat fee to % of assets under advisement; 2) market appreciation; 3) inflows from existing clients?

The majority of organic growth in our assets under advisement for Investment Consulting over the past few years has been driven by new inflows from existing clients, as well as assets from new clients for Ibbotson Associates. Part of the large increase in assets under advisement for Ibbotson Associates in 2006 was driven by the conversion of one large client from a flat fee to percentage-based fees.

Market appreciation was also a positive factor in the three years you mentioned, but to a lesser degree.

18.       Hypothetically, if all of your consulting clients converted to % of assets under advisement pricing vs. flat fee pricing, what would be the total approximate reported assets under advisement for Morningstar?

The majority of Investment Consulting clients served through Morningstar Associates currently pay asset-based fees; on the Ibbotson Associates side, we have more clients who pay us flat fees. Many of the consulting projects that Ibbotson handles under flat-fee arrangements are for portfolio guidance rather than asset management, so they’re not always connected to a specific asset pool. In addition, we don’t have information on assets under management for clients who currently pay us flat fees, so we can’t really approximate a total in this area.

19.       [Follow up to question from Morningstar’s annual meeting]: Can you provide more detail on the types of assets/companies included in the $1.9 trillion total you cited from Cerulli Associates for industry-wide assets in funds of funds? What portion of these assets is managed in-house vs. by external managers?

Cerulli Associates provides estimates on the global multimanager market based on total assets. In these totals, it includes funds of funds, which it defines as funds that invest in shares of other publicly offered funds; manager of managers, which it defines as vehicles managed by multiple underlying subadvisors; and funds of hedge funds, which are hedge funds that invest in shares of other hedge funds. There are a variety of investor types participating in the global multimanager market, including defined contribution plans, financial advisors, banks, defined benefit plans, high net-worth investors, insurance accounts, foundations, endowments, and other investors.

Of the $1.9 trillion in global multimanager assets, Cerulli reports that about $1.2 trillion is invested in funds of funds (including funds of hedge funds); $440 billion is in retail manager of managers portfolios; and $300 billion is invested in institutional manager of manager products. Within the manager of managers categories, the majority of assets are “unfettered,” meaning that the subadvisors are from outside firms. On the funds of funds side, roughly one-third of the assets are unfettered, and others are “fettered,” or managed in-house, based on Cerulli’s analysis.

Licensed Data

20.       How much of your licensed data organic growth over the past three years is attributable to traditional analytics such as mutual fund ratings and style boxes, etc. vs. new products launched within the last three years? Can you please provide some examples of products that have most contributed to organic growth over that time frame?

Revenue from licensing Morningstar proprietary statistics makes up about one-third of our total revenue from Licensed Data. We have an extensive reach in sales of data licenses for our open-end fund ratings and style boxes, particularly in the United States, and this portion of our data licensing revenue has grown at low double-digit rates over the past three years. Other areas of our licensed data business—including global data, multi-universe packages, and other data licenses such as those for our “Warehouse” and “Fact Sheet” packages— have been growing at higher rates. Increases in the number of securities and type of data we collect have also been major drivers behind the growth in our Licensed Data business.

21.       How much of your organic growth over the past three years can you attribute to the U.S. vs. international within the licensed data business?

About 60% to 70% of the organic growth in our Licensed Data business has been driven by business based in the United States, with the remainder from other areas around the world. Although our acquisitions of Aspect Huntley and the fund data business from Standard & Poor’s significantly increased non-U.S. revenue for this product, we have also had organic growth in our Licensed Data business outside the United States.

Morningstar Equity Research

22.       Has Morningstar disclosed the revenue that it receives from the Wall Street investment banks as part of their research settlement with Spitzer that required some use of independent research? A recent sell side note indicated that the 5 year term of this deal ends in the summer of 2009. Can the company comment on the likelihood of retaining some/all of that business? What would be the incentive for a Wall Street investment bank to keep your services beyond the mandated timeframe? Would it be prudent to assume that some significant portion of that revenue goes away starting in the summer of 2009? Thank you.

Yes, we’ve previously disclosed that independent equity research related to the Global Analyst Research Settlement made up about 5% of our consolidated revenue in 2007. We have contracts in place to provide independent research to six of the investment banks who signed the settlement. The period covered by the settlement will expire in July 2009; after that date, the firms involved will no longer be required to provide independent investment research to their clients.

We haven’t yet begun formal renewal discussions with these investment banking firms, and we can’t predict how much, if any, of this equity research revenue we’ll retain following the end of the settlement period.

There are a few reasons why an investment bank might choose to continue providing our research to its clients following the mandated timeframe:

•                  We believe that individual investors holding accounts with these brokerage firms and their advisors find our research valuable and may want to continue receiving it through this channel.

•                  These companies can enhance their reputation and the value they provide to their clients and advisors by providing them with independent research.

•                  We believe that long-term industry trends toward open architecture will help support the need for independent investment research.

•                  Many sell-side firms have cut back on the number of analysts they employ and the number of companies under coverage, which may increase the need for outside research.

•                  We believe our fundamental approach to equity research, with a heavy emphasis on analyzing each company’s degree of competitive advantage and long-term prospects, sets us apart from other research providers. Our analysts focus on determining the value of a business, its risks, and whether the stock price accurately reflects both.

In addition, we are continuing to pursue our efforts to expand our equity research through other channels, such as financial advisors, asset management firms, and companies outside of the United States. We believe that we have a compelling value proposition because of our 121-person analyst staff, our broad coverage, and our fundamental approach to stock analysis. Our buy-side service for asset managers, for example, gives them access to our analysts, their valuation models, and their expertise on 2,000+ stocks, 130 industries, and every initial public offering that hits the U.S. market.

Morningstar Advisor Workstation

23.       Roughly what percentage of Advisor Workstation users rely on the accounting/administrative functions of the application? I ask because I assume that those users who rely on these functions are less likely to switch to a rival application. Also, what rival applications do Advisor Workstation/Principia and Morningstar Direct compete with? I ask because I don’t know of any that are actually very similar. Lipper provides data, but not much analysis it seems.

The accounting and administrative functions are mainly in Advisor Workstation Office Edition, which is geared toward independent financial advisors and has a smaller user base compared with  the Enterprise Edition for advisors affiliated with a larger firm. About half of these users currently use the portfolio accounting system.

Morningstar Advisor Workstation and Principia compete with products offered by other companies such as Thomson-Reuters, SunGard Data Systems, Standard & Poor’s, Advent Software, Schwab Portfolio Center, Advisor Software, Inc., and Interactive Advisory Software.

Morningstar Direct competes with products offered by other companies such as FactSet Research Systems, Zephyr Associates, PerTrac, Lipper (a division of Reuters), Bloomberg, eVestment Alliance, Strategic Insight, MPI Stylus, Informa, and Wilshire.

To some extent, our products also compete with software developed internally at institutions. We agree with your assessment that most competing products don’t offer the same range of functionality and analysis.

Hedge Fund Database and Analyst Reports

24.       Who are the customers/clients for your hedge-fund database? Given the vagaries of hedge-fund data and research, are there databases that are bigger than yours by number of funds or fund assets? Also, hedge-fund research has been a cottage industry for some time, what kind of demand has there been for your hedge-fund analyst reports?

So far, our hedge fund research has been primarily used by hedge funds of funds, family offices, consultants, mutual fund companies, and other investment managers. We’re also marketing our hedge fund data to hedge fund administrators, which provide back-office services to hedge fund managers; prime brokers, which are heavy users of hedge fund data for research purposes; and hedge fund firms that are interested in obtaining data for competitive research purposes. We’ve created a hedge fund data profile page that we plan to offer to institutional clients, and we offer hedge fund data and manager information through our Altvest software and Licensed Data feeds. In addition, qualified individual investors and financial advisors have access to our hedge fund data and research through Morningstar.com, Morningstar Direct, and Advisor Workstation Office Edition.

We started creating our hedge fund database about four years ago, and we believe that it’s now one of the largest in the industry. We currently provide data on nearly 9,000 hedge funds and funds of hedge funds globally. It is a global database, and is the only place where one can find proprietary Morningstar data points for hedge funds, such as the Morningstar Rating, Morningstar Category, and a family of 22 Morningstar Hedge Fund indexes.

We’re currently writing hedge fund research reports on a small number of individual hedge funds, but we’ve started producing shorter write-ups for a larger list of funds. We expect that these new analyst reports will begin appearing in some of our products later this year.

Morningstar Indexes

25.       How do you earn money from your indices beyond your own products? Said another way: Aside from ETFs [exchange-traded funds] that license some of your indices and your own Web sites/software (Morningstar.com or Morningstar Direct, for example), are there other customers for those indices outside your own data products?

Yes, in addition to the companies that license the Morningstar indexes for the creation of investment products, we also have a few customers who license Morningstar index data for benchmarking or investor communications. This is a small portion of our index business now, but one that we hope to see grow over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 6, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer